UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2016

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-09761	36-2151613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pierce Place, Itasca, Illinois		60143-3141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 773-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2016, Arthur J. Gallagher & Co. (“Gallagher”) closed a private placement of $100 million aggregate principal amount of unsecured senior notes (collectively, the “Series T Notes”). The Series T Notes were issued by Gallagher and certain of Gallagher’s subsidiaries (collectively, the “Subsidiary Obligors”) with an interest rate of 3.46% and are due in 2027. Interest on the Series T Notes is payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2017. Gallagher issued the Series T Notes pursuant to the terms of a Note Purchase and Private Shelf Agreement dated as of December 1, 2016 (the “Purchase Agreement”) with PGIM, Inc. (“Prudential”) and certain other affiliates of Prudential (collectively, the “Prudential Affiliates”). The Series T Notes are senior unsecured obligations of Gallagher and the Subsidiary Obligors and rank equal in right of payment with all other senior unsecured indebtedness of Gallagher and the Subsidiary Obligors.

In addition, pursuant to the Purchase Agreement, Gallagher and the Subsidiary Obligors may from time to time issue and sell, and Prudential may consider in its sole discretion the purchase of, additional unsecured senior notes by the Prudential Affiliates (the “Shelf Notes” and together with the Series T Notes, the “Notes”), in an aggregate principal amount of up to $525 million, less the amount of outstanding Series T Notes and other debt obligations of Gallagher and the Subsidiary Obligors held by the Prudential Affiliates. The Shelf Notes will have a maturity date of no more than 15 years after the date of original issuance, and may be issued through December 1, 2019, subject to certain terms and conditions of the Purchase Agreement. Interest payable on the Shelf Notes will be at rates determined by Prudential after Gallagher issues a request for purchase of Shelf Notes.

The Purchase Agreement contains customary provisions for transactions of this type, including representations and warranties regarding Gallagher and its subsidiaries and various covenants, including covenants that require Gallagher to maintain specified financial ratios. The Purchase Agreement provides for customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the Notes, covenant defaults, cross-defaults to other agreements evidencing indebtedness of Gallagher or its restricted subsidiaries, certain judgments against Gallagher or its restricted subsidiaries and events of bankruptcy involving Gallagher or its material subsidiaries.

Under the terms of the Purchase Agreement, the Notes are redeemable by Gallagher, in whole or in part, at 100% of the principal amount being redeemed, together with accrued and unpaid interest and a make-whole amount with respect to each Note. If within 90 days after a change in control Gallagher (or its successor) does not have an investment grade rating, Gallagher is obligated to offer to prepay all of the outstanding Notes at the principal amount thereof plus accrued interest (but without any make-whole amount or other premium).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: December 1, 2016	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary